ANNEX A

Fund	Trading Symbol
SPDR® Portfolio Europe ETF	SPEU
SPDR EURO STOXX 50® ETF	FEZ
SPDR Dow Jones International Real Estate ETF	RWX
SPDR S&P® Global Infrastructure ETF	GII
SPDR MSCI ACWI ex-US ETF	CWI
SPDR S&P China ETF	GXC
SPDR S&P Emerging Asia Pacific ETF	GMF
SPDR Portfolio Emerging Markets ETF	SPEM
SPDR Portfolio Developed World ex-US ETF	SPDW
SPDR S&P International Small Cap ETF	GWX
SPDR S&P International Dividend ETF	DWX
SPDR S&P Emerging Markets Small Cap ETF	EWX
SPDR Dow Jones Global Real Estate ETF	RWO
SPDR S&P Global Natural Resources ETF	GNR
SPDR S&P Emerging Markets Dividend ETF	EDIV
SPDR Portfolio MSCI Global Stock Market ETF	SPGM
SPDR S&P Global Dividend ETF	WDIV
SPDR MSCI EAFE StrategicFactors ETF	QEFA
SPDR MSCI World StrategicFactors ETF	QWLD
SPDR MSCI Emerging Markets StrategicFactors ETF	QEMM
SPDR MSCI ACWI Climate Paris Aligned ETF	NZAC
SPDR S&P North American Natural Resources ETF	NANR
SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	EFAX
SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	EEMX

Dated: August 1, 2023